Exhibit 99.2

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Financial Statements (Unaudited)

VISTA BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(Unaudited)
(Dollars in thousands)

	(Unaudited) September 30, 2025	(Audited) December 31, 2024
ASSETS
Cash and due from banks	$420,724	$436,801
Investment securities available-for-sale, at fair value	108,676	91,511
Investment securities held-to-maturity, net of allowance for credit losses of $24 and $24 (fair value of $40,764 and $52,705 at September 30, 2025 and December 31, 2024)	43,987	56,445
Loans and leases, net of allowance for credit losses of $22,308 and $22,293	1,883,991	1,922,940
Accrued interest receivable	8,300	12,479
Premises and equipment, net	28,824	33,173
Bank-owned life insurance, at cash surrender value	13,164	12,860
Foreclosed and repossessed assets, net	562	185
Investments in non-marketable equity securities	10,072	9,556
Goodwill	2,914	3,427
Intangible assets	3,895	4,505
Other assets	15,014	14,304
Total assets	$2,540,123	$2,598,186
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$431,949	$451,383
Interest-bearing	1,783,231	1,836,405
Total deposits	2,215,180	2,287,788
FHLB advances	10,000	20,000
Borrowed funds	45,000	45,000
Accrued interest payable	623	1,067
Accrued expenses and other liabilities	18,961	17,624
Total liabilities	2,289,764	2,371,479
Commitments and contingencies (Note 13)
Stockholders’ Equity:
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Common stock, $1.00 par, 10,000,000 shares authorized, 2,310,609 and 2,299,409 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	2,311	2,299
Additional paid-in capital	102,243	101,299
Retained earnings	148,853	127,012
Accumulated other comprehensive loss	(3,048)	(3,903)
Total stockholders’ equity	250,359	226,707
Total liabilities and stockholders’ equity	$2,540,123	$2,598,186

See accompanying notes to consolidated financial statements.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest income:
Loans, including fees	$34,378	$33,621	$102,464	$95,320
Other assets	—	—	119	197
Investment securities	1,868	1,399	4,755	3,856
Interest-bearing deposits in banks	3,889	4,503	12,246	14,467
Total interest income	40,135	39,523	119,584	113,840
Interest expense:
Deposits	16,314	16,999	49,318	48,173
Debt	554	684	1,761	2,187
Total interest expense	16,868	17,683	51,079	50,360
Net interest income	23,267	21,840	68,505	63,480
Provision for credit losses	1,100	1,200	11,128	2,680
Net interest income after provision for credit losses	22,167	20,640	57,377	60,800
Noninterest income:
Service charges on deposit accounts	498	729	1,614	2,185
Servicing fees	227	300	656	899
Gain on sale of branch	—	—	13,612	—
Other	615	769	1,371	1,403
Total noninterest income	1,340	1,798	17,253	4,487
Noninterest expense:
Salaries and employee benefits	8,411	8,302	26,376	24,938
Occupancy and equipment	1,568	1,758	4,796	4,844
Software and data processing	1,108	1,283	3,703	3,836
Marketing	283	294	889	874
Professional, regulatory and consulting	716	847	2,565	2,362
Foreclosed and repossessed asset expenses, net	—	1	6	3
Communication	176	271	641	855
Other	2,807	1,855	7,110	5,513
Total noninterest expense	15,069	14,611	46,086	43,225
Income before income taxes	8,438	7,827	28,544	22,062
Income tax expense	1,779	1,647	6,062	4,562
Net income	6,659	6,180	22,482	17,500
Other comprehensive income (loss):
Net unrealized gain (loss) on investments available-for-sale arising during the period	2,691	1,416	1,084	(55)
Reclassification adjustment for net gains included in net income, net of tax	—	—	(1)	(9)
Income tax (expense) benefit related to items of other comprehensive income (loss)	(565)	(297)	(228)	13
Other comprehensive income (loss), net of income taxes	2,126	1,119	855	(51)
Comprehensive income	$8,785	$7,299	$23,337	$17,449

See accompanying notes to consolidated financial statements.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Three Months Ended September 30, 2025 and 2024
(Unaudited)
(Dollars in thousands, except share data)

									Accumulated
							Additional		Other
	Preferred Stock		Common Stock		Treasury Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Loss	Total
Balance at June 30, 2024	—	$—	2,324,349	$2,323	—	$—	$101,612	$113,457	$(3,784)	$213,608
Net income	—	—	—	—	—	—	—	6,180	—	6,180
Other comprehensive income	—	—	—	—	—	—	—	—	1,119	1,119
Purchase of treasury shares	—	—	—	—	31,980	(2,383)	—	—	—	(2,383)
Retirement of treasury shares	—	—	(31,980)	(31)	(31,980)	2,383	(1,802)	(550)	—	—
Stock based compensation expense	—	—	—	—	—	—	377	—	—	377
Issuance of common stock in connection with employee and director compensation	—	—	59	—	—	—	4	—	—	4
Forfeitures of restricted stock	—	—	(84)	—	—	—	—	—	—	—
Balance at September 30, 2024	—	$—	2,292,344	$2,292	—	$—	$100,191	$119,087	$(2,665)	$218,905
Balance at June 30, 2025	—	$—	2,312,327	$2,312	—	$—	$102,081	$142,192	$(5,174)	$241,411
Net income	—	—	—	—	—	—	—	6,659	—	6,659
Other comprehensive income	—	—	—	—	—	—	—	—	2,126	2,126
Purchase of treasury shares	—	—	—	—	2,260	(206)	—	—	—	(206)
Retirement of treasury shares	—	—	-2,260	-2	(2,260)	206	(206)	2	—	—
Stock based compensation expense	—	—	—	—	—	—	378	—	—	378
Issuance of common stock in connection with employee and director compensation	—	—	804	1	—	—	(10)	—	—	(9)
Forfeitures of restricted stock	—	—	(262)	—	—	—	—	—	—	—
Balance at September 30, 2025	—	$—	2,310,609	$2,311	—	$—	$102,243	$148,853	$(3,048)	$250,359

See accompanying notes to consolidated financial statements.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Equity
For the Nine Months Ended September 30, 2025 and 2024
(Unaudited)
(Dollars in thousands, except share data)

									Accumulated
							Additional		Other
	Preferred Stock		Common Stock		Treasury Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Loss	Total
Balance at December 31, 2023	—	$—	2,281,506	$2,281	—	$—	$98,758	$102,137	$(2,614)	$200,562
Net income	—	—	—	—	—	—	—	17,500	—	17,500
Other comprehensive loss	—	—	—	—	—	—	—	—	(51)	(51)
Purchase of treasury shares	—	—	—	—	31,980	(2,383)	—	—	—	(2,383)
Retirement of treasury shares	—	—	(31,980)	(31)	(31,980)	2,383	(1,802)	(550)	—	—
Stock based compensation expense	—	—	—	—	—	—	990	—	—	990
Issuance of common stock in connection with employee and director compensation	—	—	30,685	30	—	—	989	—	—	1,019
Sale of common stock	—	—	12,217	12	—	—	1,256	—	—	1,268
Forfeitures of restricted stock	—	—	(84)	—	—	—	—	—	—	—
Balance at September 30, 2024	—	$—	2,292,344	$2,292	—	$—	$100,191	$119,087	$(2,665)	$218,905
Balance at December 31, 2024	—	$—	2,299,409	$2,299	—	$—	$101,299	$127,012	$(3,903)	$226,707
Net income	—	—	—	—	—	—	—	22,482	—	22,482
Other comprehensive income	—	—	—	—	—	—	—	—	855	855
Purchase of treasury shares	—	—	—	—	16,535	(1,626)	—	—	—	(1,626)
Retirement of treasury shares	—	—	(16,535)	(17)	(16,535)	1,626	(968)	(641)	—	—
Stock based compensation expense	—	—	—	—	—	—	1,078	—	—	1,078
Issuance of common stock in connection with employee and director compensation	—	—	27,291	28	—	—	730	—	—	758
Sale of common stock	—	—	861	1	—	—	104	—	—	105
Forfeitures of restricted stock	—	—	(417)	—	—	—	—	—	—	—
Balance at September 30, 2025	—	$—	2,310,609	$2,311	—	$—	$102,243	$148,853	$(3,048)	$250,359

See accompanying notes to consolidated financial statements.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Cash flows from operating activities:
Net income	$22,482	$17,500
Adjustments to reconcile net income to cash provided by operating activities:
Net (accretion) amortization on investment premiums and discounts	(28)	248
Provision for credit losses	11,128	2,680
Depreciation and amortization	2,326	2,304
Stock based compensation expense	1,078	990
Gain on sale of branch assets and liabilities	(13,612)	—
Earnings on bank-owned life insurance	(304)	(263)
Net (gain) loss on sales of foreclosed and repossessed assets	(45)	(212)
Net loss on sales of bank premises and equipment	12	—
Net gain on sale of investment securities AFS	(2)	(12)
Net changes in operating assets and liabilities:
Accrued interest receivable and other assets	1,504	1,173
Accrued interest payable and other liabilities	1,097	7,074
Net cash provided by operating activities	25,636	31,482
Cash flows from investing activities:
Investment securities available-for-sale:
Maturities, paydowns and calls	2,982,401	2,130,175
Sales	3,064	2,462
Purchases	(3,001,410)	(2,136,035)
Investment securities held-to-maturity:
Maturities, paydowns and calls	12,351	10,199
Net loans originated	(95,951)	(283,983)
Cash paid on sale of branch assets and liabilities (net of assets transferred and liabilities assumed by acquirer)	(230,998)	—
Proceeds from sale of foreclosed and repossessed assets	4,576	21,447
Proceeds from sale of premises and equipment	—	—
Purchases of premises and equipment	(869)	(4,502)
Purchases of non-marketable equity securities	(516)	(375)
Net cash used in investing activities	(327,352)	(260,612)
Cash flows from financing activities:
Net decrease (increase) in deposits	297,393	149,279
Redemptions from FHLB advances, net	(10,000)	(10,000)
Proceeds from issuance of common stock	105	1,268
Proceeds from exercise of stock options	33	60
Cash paid for withholding taxes on share-based awards	(266)	(260)
Purchase of treasury shares	(1,626)	(2,383)
Net cash provided by financing activities	285,639	137,964
Net decrease in cash and cash equivalents	(16,077)	(91,166)
Cash and cash equivalents at beginning of year	436,801	479,281
Cash and cash equivalents at end of year	$420,724	$388,115
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$51,519	$50,154
Cash paid for federal and state income taxes	6,907	2,910
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Foreclosed assets transferred from loans	$4,907	$21,242
Retirement of treasury stock	1,626	2,383
ROU asset recorded through lease liability	81	2,031

See accompanying notes to consolidated financial statements.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

1.    Nature of Organization and Summary of Significant Accounting Policies

Vista Bancshares, Inc. (“VBI”), a Texas financial holding company, conducts its principal activities through its banking subsidiary, Vista Bank, a Texas state chartered, Federal Reserve Bank member bank. Vista has branch offices in Dallas, Fort Worth, Austin and Lubbock, Texas. Vista also has one branch office in Palm Beach Gardens, Florida, which opened in July of 2023. Principal activities include commercial and retail banking.

References in this unaudited report to “we,” “us,” “our,” “our company,” or the “Company” refers to Vista Bancshares, Inc. and our wholly-owned banking subsidiary, Vista Bank, and the terms “bank” or “Vista” refer to Vista Bank.

VBI owns 100% of the outstanding common stock of Vista. During 2016, the Bank formed NWHWY 5840 HWY LLC (“5840”) for the purpose of acquiring property in Dallas, Texas for a Bank branch site. 5840 is owned 100% by the Bank. During September of 2023, the Bank created TVPX (“Trust”), a Trust whereby the bank is trustor and sole beneficiary of the Trust. The Trust was designed to create a business trust so the owner trustor may hold title to contributed aircraft until such time as Vista, as the Trustor, directs the owner trustor to distribute the aircraft in accordance with written instructions. VBI and these subsidiaries (collectively referred to herein as the “Company”) are included in the accompanying unaudited consolidated financial statements.

Basis of Presentation

The accounting and financial reporting policies followed by the Company conform, in all material respects, to accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and to general practices within the banking industry, but do not include all of the information and footnotes required for complete financial statements. The accompanying unaudited consolidated financial statements have not been audited by an independent registered public accounting firm, but in the opinion of management, reflect all adjustments necessary for a fair presentation of the Company’s financial position and results of operations. The consolidated balance sheet as of December 31, 2024 has been derived from the audited consolidated financial statements as of that date but does not include all of the information and footnotes required by GAAP for complete financial statements.

The Company consolidates (a) subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, or where it exercises control, when benefits outweigh costs and/or material, and (b) variable interest entities (“VIE”) in which the Company is the primary beneficiary. All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements (“CFS”), in conformity with GAAP, requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the CFS. Actual results could differ from those estimates. Material estimates particularly susceptible to significant change in the near term relate to the determination of: (a) impairments of: (i) loans, (ii) investment securities, and (b) fair values, including acquired loans. The Company uses fair values to measure certain assets, determine earnings and OCI and value underlying collateral to estimate impairments of loans, foreclosed assets and repossessed assets. Fair value estimates involve uncertainties and other matters requiring management to exercise significant judgments; changes in assumptions, market conditions or a myriad of other factors could significantly affect fair value estimates.

Subsequent Events

The Company has evaluated all subsequent events for potential recognition and disclosure through November 3, 2025.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Recently Issued Accounting Standards — Adopted

The Company has not adopted any recent accounting pronouncements in addition to those disclosed in our year-end consolidated financials for the year ended December 31, 2024, except for the following:

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, “Income Taxes (Topic 720), Improvements to Income Tax Disclosures.” ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions.

The standard will not have a significant impact on the Company’s financial statements apart from the inclusion of additional disclosures.

2.     Investment Securities — Available-for-Sale and Held-to-Maturity

Investment securities have been classified in the consolidated balance sheet according to management’s intent. The amortized cost, gross unrealized gains and losses, and estimated fair values of investment securities available-for-sale and held-to-maturity are as follows:

	September 30, 2025 Available-for-Sale
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Corporate bonds	$20,750	$—	$1,262	$19,488
State & municipal, tax exempt	38,701	7	2,590	36,118
State & municipal, taxable	5,099	—	403	4,696
Collateralized mortgage obligations	25,516	225	117	25,624
Mortgage-backed securities	19,477	291	77	19,691
SBA Pool	2,990	69	—	3,059
Total	$112,533	$592	$4,449	$108,676

	September 30, 2025 Held-to-Maturity
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
US Treasuries	$9,955	$—	$169	$9,786
Corporate bonds	5,666	31	758	4,939
State & municipal, tax exempt	16,982	—	2,337	14,645
Collateralized mortgage obligations	3,489	—	98	3,391
Mortgage-backed securities	7,919	84	—	8,003
Total	$44,011	$115	$3,362	$40,764

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	December 31, 2024 Available-for-Sale
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Corporate bonds	$25,000	$—	$2,042	$22,958
State & municipal, tax exempt	41,849	50	1,838	40,061
State & municipal, taxable	5,114	—	592	4,522
Collateralized mortgage obligations	11,818	47	176	11,689
Mortgage-backed securities	12,671	—	390	12,281
Total	$96,452	$97	$5,038	$91,511

	December 31, 2024 Held-to-Maturity
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
US Treasuries	$19,870	$—	$441	$19,429
Corporate bonds	6,597	1	1,089	5,509
State & municipal, tax exempt	17,189	—	2,043	15,146
Collateralized mortgage obligations	4,720	23	182	4,561
Mortgage-backed securities	8,093	33	66	8,060
Total	$56,469	$57	$3,821	$52,705

For available-for-sale debt securities in an unrealized loss position, the Company first assesses whether or not it intends to sell, or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the securities amortized cost basis is written down to fair value through income. For available-for-sale debt securities that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency and adverse conditions specifically related to the security, among other factors. With regard to available-for-sale debt securities; treasuries, collateralized mortgage obligations and mortgage-backed securities issued by the U.S. government, or agencies thereof, it is expected the securities will not be settled at prices less than the amortized cost bases of the securities as such securities are backed by the full faith and credit of and/or guaranteed by the U.S. government. Management has determined there is no expectation for credit loss on securities back by the U.S. government, or agencies thereof. For corporate bonds, which consist solely of bank subordinated debt, management reviewed periodic financial reporting, key risk indicators, including ratings by credit agencies when available, and determined there is no current expectation of credit loss. For municipal securities, management reviewed key risk indicators, including ratings by credit agencies when available, and determined there is no current expectation of credit loss.

If this assessment indicates a credit loss exists, the present value of the cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected are less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount the fair value is less than the amortized cost basis. Any unrealized loss that has not been recorded through an allowance for credit losses is recognized in other comprehensive income (loss). Based on evaluation of available evidence management believes the unrealized losses on the securities as of September 30, 2025 and December 31, 2024 are not credit-related. Management does not have the intent to sell any of these securities and believes it is more likely than not the Company will not have to sell any such securities before recovery of cost. The fair values are expected to recover as the securities approach their maturity date or repricing date or if market yields for the investments decline. Accordingly, no allowance for credit losses has been recorded for these securities.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

With regard to held-to-maturity debt securities; treasuries, collateralized mortgage obligations and mortgage-backed securities issued by the U.S. government, or agencies thereof, it is expected the securities will not be settled at prices less than the amortized cost bases of the securities as such securities are backed by the full faith and credit of and/or guaranteed by the U.S. government. For corporate bonds, which consist solely of bank subordinated debt, management reviewed periodic financial reporting, key risk indicators, including ratings by credit agencies when available, and determined there is $24 current expectation of credit loss as of September 30, 2025 and December 31, 2024. For municipal securities, management reviewed key risk indicators, including ratings by credit agencies when available, and determined there is no current expectation of credit loss.

The following tables disclose the Company’s available-for-sale investment securities in an unrealized loss position for which an allowance for credit losses has not been recorded, aggregated by investment category and length of time that individual securities have been in a continuous loss position:

	September 30, 2025
	Less than 12 months		12 months or more		Totals
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available-for-Sale
Corporate bonds	$—	$—	$19,488	$1,262	$19,488	$1,262
State & municipal, tax exempt	10,718	433	23,098	2,157	33,816	2,590
State & municipal, taxable	—	—	4,696	403	4,696	403
Collateralized mortgage obligations	7,699	62	4,823	55	12,522	117
Mortgage-backed securities	3,500	20	2,475	57	5,975	77
Total	$21,917	$515	$54,580	$3,934	$76,497	$4,449

	December 31, 2024
	Less than 12 months		12 months or more		Totals
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available-for-Sale
Corporate bonds	$4,602	$398	$18,356	$1,644	$22,958	$2,042
State & municipal, tax exempt	23,560	536	10,493	1,302	34,053	1,838
State & municipal, taxable	—	—	4,522	592	4,522	592
Collateralized mortgage obligations	7,306	176	—	—	7,306	176
Mortgage-backed securities	11,565	328	716	62	12,281	390
Total	$47,033	$1,438	$34,087	$3,600	$81,120	$5,038

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

The number of investment positions in an unrealized loss position at September 30, 2025 and December 31, 2024 totaled 65 and 64, respectively. The Company does not believe these unrealized losses are credit related and the Company has the intent and ability to hold the securities prior to recovery and/or maturity. The unrealized losses noted are interest rate-related due to the level of interest rates at September 30, 2025. The Company has reviewed the ratings of the issuers and has not identified any issues related to the ultimate repayment of principal as a result of credit concerns on these securities. As a result of this assessment, no allowance for credit loss was recorded on investment securities available-for-sale as of September 30, 2025.

The table below summarizes the credit quality indicators, by amortized cost, of held-to-maturity securities as of the dates shown:

	September 30, 2025
	AAA	AA+	AA	AA-	A+	Not Rated	Total
US Treasuries	$—	$9,954	$—	$—	$—	$—	$9,954
Corporate bonds	—	—	—	—	—	5,666	5,666
State & municipal, tax exempt	4,955	5,657	4,278	1,102	991	—	16,983
Collateralized mortgage obligations	—	1,560	—	—	—	1,929	3,489
Mortgage-backed securities	—	7,919	—	—	—	—	7,919
Total	$4,955	$25,090	$4,278	$1,102	$991	$7,595	$44,011

	December 31, 2024
	AAA	AA+	AA	AA-	A+	Not Rated	Total
US Treasuries	—	$19,870	—	—	—	—	$19,870
Corporate bonds	—	—	—	—	—	6,597	6,597
State & municipal, tax exempt	5,012	5,740	4,321	1,114	1,002	—	17,189
Collateralized mortgage obligations	—	1,747	—	—	—	2,973	4,720
Mortgage-backed securities	—	8,093	—	—	—	—	8,093
Total	$5,012	$35,450	$4,321	$1,114	$1,002	$9,570	$56,469

Sales of Investment Securities

Proceeds from sales of investment securities and gross gains for the periods ended September 30, 2025 and 2024 were as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
AFS securities sold	$—	$—	$3,062	$2,450
Proceeds from sale	—	—	3,064	2,462
Gross gain	—	—	2	12

AFS Securities Pledged

At September 30, 2025 and December 31, 2024, Vista had pledged securities with carrying values of approximately $21,046 and $55,158, respectively, to secure public deposits and our Federal Reserve Bank discount window line.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Contractual Maturities

The amortized cost and estimated fair value of debt securities, by contractual maturity, are shown below. Mortgage-backed securities and collateralized mortgage obligations typically are issued with stated principal amounts and are backed by pools of mortgage loans that have varying maturities. The expected maturities can differ from the contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The term of mortgage-backed securities and collateralized mortgage obligations thus approximates the term of the underlying mortgages and can vary significantly due to prepayments; therefore, the securities are not included in the maturity categories below.

	September 30, 2025
	Amortized Cost	Fair Value
Available-for-Sale
Within 1 year	$222	$221
1 to 5 years	2,325	2,275
5 to 10 years	28,252	26,750
Over 10 years	36,741	34,115
	67,540	63,361
Mortgage-backed securities and CMOs	44,993	45,315
Total	$112,533	$108,676

	September 30, 2025
	Amortized Cost	Fair Value
Held-to-Maturity
Within 1 year	$4,975	$4,927
1 to 5 years	5,646	5,556
5 to 10 years	5,000	4,241
Over 10 years	16,982	14,645
	32,603	29,369
Mortgage-backed securities and CMOs	11,408	11,395
Total	$44,011	$40,764

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

3.    Loans and Leases, and Allowance for Credit Losses

Major Classifications of Loans

Loans in the accompanying unaudited consolidated balance sheet consisted of the following:

	September 30, 2025	December 31, 2024
Real Estate Loans:
Construction, land and land development	$316,223	$321,029
Farmland	27,933	58,341
1 – 4 family residential	275,303	226,599
Multifamily	60,074	72,838
Non-farm non-residential owner occupied	226,468	221,053
Non-farm non-residential non-owner occupied	439,530	421,976
Commercial and industrial	557,682	549,670
Agricultural production	776	61,570
Consumer	1,652	4,764
Other	658	7,393
	1,906,299	1,945,233
Allowance for credit losses	(22,308)	(22,293)
Loans, net	$1,883,991	$1,922,940

Loan balances as of September 30, 2025 and December 31, 2024 are stated net of $307,450 and $321,886 of participations sold, respectively. Of these balances, as of September 30, 2025 and December 31, 2024, Main Street Lending Program (“MSLP”) participations sold to the Federal Reserve Bank of Boston special purpose vehicle totaled, $108,388 and $183,277, respectively. The net outstanding balance of MSLP loans included in the total balance of loans as of September 30, 2025 and December 31, 2024 totaled $5,705 and $9,646, respectively.

Nonaccrual Loans

During the nine months ended September 30, 2025 and the year ended December 31, 2024, interest income not recognized on nonaccrual loans was $2,337 and $403, respectively.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. The accrual of interest on loans is discontinued when there is a clear indication the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. Nonaccrual loans, segregated by class of loans were as follows:

	September 30, 2025
	Nonaccrual loans with no allowance	Nonaccrual loans with an allowance	Total nonaccrual loans
Real estate loans:
Construction, land and land development	$1,818	$—	$1,818
Farmland	—	—	—
1 – 4 family residential	21	2,610	2,631
Multifamily	—	9,200	9,200
Non-farm non-residential owner occupied	728	—	728
Non-farm non-residential non-owner occupied	—	—	—
Commercial and industrial	—	273	273
Agricultural production	—	—	—
Consumer	—	—	—
Other	—	—	—
Total	$2,567	$12,083	$14,650

	December 31, 2024
	Nonaccrual loans with no allowance	Nonaccrual loans with an allowance	Total nonaccrual loans
Real estate loans:
Construction, land and land development	$1,911	$—	$1,911
Farmland	—	—	—
1 – 4 family residential	—	—	—
Multifamily	—	—	—
Non-farm non-residential owner occupied	—	—	—
Non-farm non-residential non-owner occupied	—	—	—
Commercial and industrial	380	2,054	2,434
Agricultural production	—	—	—
Consumer	—	—	—
Other	55	16	71
Total	$2,346	$2,070	$4,416

During the nine months ended September 30, 2025, the Company wrote off accrued interest receivables by reversing interest income of $2 on commercial and industrial loans, $1 on construction, development & vacant loans, $56 on 1 – 4 family residential loans, $138 on multifamily loans, $20 on non-farm non-residential owner occupied loans and $788 on agricultural production loans. During the year ended December 31, 2024, the Company wrote off accrued interest receivables by reversing interest income of $24 on commercial and industrial loans, $10 on construction, land and land development loans, $4 on 1 – 4 family residential loans and $1 on other loans.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Past Due Loans

Age analyses of past due loans segregated by class of loans were as follows:

	September 30, 2025
	30 to 59 Days	60 to 89 Days	Over 90 Days	Total Past Due	Current	Total
Real estate loans:
Construction, land and land development	$—	$—	$—	$—	$316,223	$316,223
Farmland	—	—	—	—	27,933	27,933
1 – 4 family residential	—	21	2,610	2,631	272,672	275,303
Multifamily	—	—	—	—	60,074	60,074
Non-farm non-residential owner occupied	—	—	727	727	225,741	226,468
Non-farm non-residential non-owner occupied	—	—	—	—	439,530	439,530
Commercial and industrial	274	—	—	274	557,408	557,682
Agricultural production	—	—	—	—	776	776
Consumer	—	—	—	—	1,652	1,652
Other	—	—	—	—	658	658
Total	$274	$21	$3,337	$3,632	$1,902,667	$1,906,299

	December 31, 2024
	30 to 59 Days	60 to 89 Days	Over 90 Days	Total Past Due	Current	Total
Real estate loans:
Construction, land and land development	$—	$—	$—	$—	$321,029	$321,029
Farmland	—	—	—	—	58,341	58,341
1 – 4 family residential	—	—	—	—	226,599	226,599
Multifamily	—	—	—	—	72,838	72,838
Non-farm non-residential owner occupied	—	—	—	—	221,053	221,053
Non-farm non-residential non-owner occupied	—	—	—	—	421,976	421,976
Commercial and industrial	469	84	2,434	2,987	546,683	549,670
Agricultural production	—	—	—	—	61,570	61,570
Consumer	32	15	—	47	4,717	4,764
Other	77	21	12	110	7,283	7,393
Total	$578	$120	$2,446	$3,144	$1,942,089	$1,945,233

As of September 30, 2025 the Company had no loans over 90 days past due and still accruing. As of December 31, 2024 the Company had $12 of loans over 90 days past due and still accruing.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Credit Quality Indicators

The following summarizes the Company’s internal ratings of its loan, segregated by class of loans:

	September 30, 2025
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Real estate loans:
Construction, land and land development	$289,972	$24,297	$1,954	$—	$—	$316,223
Farmland	27,933	—	—	—	—	27,933
1 – 4 family residential	275,051	231	—	21	—	275,303
Multifamily	50,874	—	9,200	—	—	60,074
Non-farm non-residential owner occupied	214,214	9,751	2,503	—	—	226,468
Non-farm non-residential non-owner occupied	409,346	10,023	20,161	—	—	439,530
Commercial and industrial	547,054	10,348	280	—	—	557,682
Agricultural production	776	—	—	—	—	776
Consumer	1,652	—	—	—	—	1,652
Other	658	—	—	—	—	658
Total	$1,817,530	$54,650	$34,098	$21	$—	$1,906,299

	December 31, 2024
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Real estate loans:
Construction, land and land development	$319,118	$—	$1,911	$—	$—	$321,029
Farmland	58,341	—	—	—	—	58,341
1 – 4 family residential	226,599	—	—	—	—	226,599
Multifamily	72,838	—	—	—	—	72,838
Non-farm non-residential owner occupied	219,854	205	994	—	—	221,053
Non-farm non-residential non-owner occupied	421,976	—	—	—	—	421,976
Commercial and industrial	547,220	6	1,792	652	—	549,670
Agricultural production	48,315	1,469	11,786	—	—	61,570
Consumer	4,764	—	—	—	—	4,764
Other	7,300	21	72	—	—	7,393
Total	$1,926,325	$1,701	$16,555	$652	$—	$1,945,233

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Allowance for Credit Losses

The following tables detail the activity in the allowance for credit losses by portfolio segment:

	September 30, 2025
	Beginning Balance	Provision for Credit Losses	Charge- offs	Recoveries	Total
Real estate loans:
Construction, land and land development	$3,546	$(35)	$—	$—	$3,511
Farmland	528	(267)	—	—	261
1 – 4 family residential	2,178	455	—	—	2,633
Multifamily	712	307	—	—	1,019
Non-farm non-residential owner occupied	1,726	174	—	—	1,900
Non-farm non-residential non-owner occupied	5,445	728	—	—	6,173
Commercial and industrial	7,572	1,143	(2,371)	393	6,737
Agricultural production	488	8,700	(9,167)	38	59
Consumer	7	9	(13)	7	10
Other	91	(86)	—	—	5
Total	$22,293	$11,128	$(11,551)	$438	$22,308

	December 31, 2024
	Beginning Balance	Provision for Credit Losses	Charge- offs	Recoveries	Total
Real estate loans:
Construction, land and land development	$3,063	$483	$—	$—	$3,546
Farmland	473	55	—	—	528
1 – 4 family residential	1,805	373	—	—	2,178
Multifamily	594	118	—	—	712
Non-farm non-residential owner occupied	1,440	286	—	—	1,726
Non-farm non-residential non-owner occupied	3,520	2,169	(3,703)	3,459	5,445
Commercial and industrial	7,296	100	(361)	537	7,572
Agricultural production	588	(96)	(5)	1	488
Consumer	15	(29)	(13)	34	7
Other	79	12	—	—	91
Total	$18,873	$3,471	$(4,082)	$4,031	$22,293

Collateral Dependent Loans

The Company designates loans as collateral dependent if repayment of the loan is expected to be provided substantially through the operation or sale of the collateral when the borrower, based on management’s assessment, is experiencing financial difficulty as of the reporting date. These loans do not share common risk characteristics and are not included within the pooled loans for determining the allowance for credit losses. Under the Current Expected Credit Losses (“CECL”) methodology, for collateral dependent loans, the Company has adopted the practical expedient to measure the estimate of expected credit losses by comparing the amortized cost basis of a financial asset and the fair value of collateral securing the financial asset as of the reporting date. The allowance for credit losses is calculated on an individual loan basis based on the difference between the amount of the amortized cost basis greater than the fair value of the collateral securing the loan, which is adjusted for liquidation costs/discounts. If the fair value of the collateral exceeds the amortized cost basis, no allowance is required.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

The fair value of individually evaluated collateral dependent loans is generally based on the fair value of collateral, less costs to sell. The fair value of real estate collateral is determined using recent real estate appraisals for residential and commercial properties. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Non-real estate or business asset collateral may be valued using an appraisal, net book value per the borrower’s financial statements or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation and management’s expertise and knowledge of the client and client’s business.

The following table presents an analysis of collateral dependent loans and related collateral types of the Company:

	September 30, 2025
	Residential Properties	Business Assets	Commercial Properties	Total
Real estate loans:
Construction, land and land development	$—	$—	$2,090	$2,090
Farmland	—	—	—	—
1 – 4 family residential	2,631	—	—	2,631
Multifamily	9,200	—	—	9,200
Non-farm non-residential owner occupied	—	—	2,502	2,502
Non-farm non-residential non-owner occupied	—	—	20,161	20,161
Commercial and industrial	—	—	—	—
Agricultural production	—	280	—	280
Consumer	—	—	—	—
Other	—	—	—	—
Total	$11,831	$280	$24,753	$36,864

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	December 31, 2024
	Residential Properties	Business Assets	Commercial Properties	Total
Real estate loans:
Construction, land and land development	$—	$—	$1,911	$1,911
Farmland	—	—	—	—
1 – 4 family residential	—	—	—	—
Multifamily	—	—	—	—
Non-farm non-residential owner occupied	—	—	916	916
Non-farm non-residential non-owner occupied	—	—	—	—
Commercial and industrial	—	680	—	680
Agricultural production	—	11,786	—	11,786
Consumer	—	—	—	—
Other	—	55	—	55
Total	$—	$12,521	$2,827	$15,348

Modifications Made to Borrowers Experiencing Financial Difficulty

From time to time, the Company modifies its loan agreement with a borrower. A modified loan is considered a modification made to a borrower experiencing financial difficulty when two conditions are met: (i) the borrower is experiencing financial difficulty and (ii) the modification is in the form of principal forgiveness, an interest rate reduction, an other than-insignificant payment delay, a term extension or a combination of these modifications. The Company had no loans modified due to borrowers experiencing financial difficulty during the nine months ended September 30, 2025 and the year ended December 31, 2024.

During the nine months ended September 30, 2025 and the year ended December 31, 2024, there were no modifications to borrowers in financial difficulty that had a payment default. A default for purposes of this disclosure is a modification made to borrower experiencing financial difficulty in which the borrower is 90 days past due or results in the foreclosure and repossession of the applicable collateral. These loans have no unfunded commitments.

4.	Intangible Assets

Intangible assets in the accompanying unaudited consolidated balance sheet are summarized as follows:

		September 30, 2025
	Amortization Period	Gross Intangible Asset	Accumulated Amortization	Net Intangible Asset
Core deposit intangible	10 Years	$5,194	$1,299	$3,895
		$5,194	$1,299	$3,895

		December 31, 2024
	Amortization Period	Gross Intangible Asset	Accumulated Amortization	Net Intangible Asset
Core deposit intangible	10 Years	$6,103	$1,598	$4,505
		$6,103	$1,598	$4,505

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

The Company recognized amortization expense of $130 and $405 during the three and nine months ended September 30, 2025, respectively. Approximately $205 of the $405 expensed during the nine months ended September 30, 2025 was related to the acceleration and full amortization of core deposit intangibles that were associated with deposits that were part of a multi-branch sale as discussed in Note 16 — Branch Activity. During the three and nine months ended September 30, 2024, the Company recognized amortization expense of $153 and $458, respectively.

The estimated aggregate future amortization expense for intangible assets remaining as of September 30, 2025 is as follows:

Year	Amount
For the three months ended December 31, 2025	$129
2026	519
2027	519
2028	519
2029	519
Thereafter	1,690
$3,895

5.	Goodwill

Changes in the carrying amount of goodwill are summarized as follows:

	September 30, 2025	December 31, 2024
Beginning of year	$3,427	$3,427
Effect of acquisitions (dispositions)	(513)	—
Impairment losses	—	—
End of Period	$2,914	$3,427

Impairment of goodwill is tested for annually or when a triggering event occurs, and exists when a reporting unit’s carrying value of goodwill exceeds its fair value. In connection with the sale of 7 West Texas branches during Q1 2025, goodwill was reduced by $513. As of September 30, 2025 and December 31, 2024, the Company had positive equity and the Company elected to perform a qualitative assessment to determine if it was more likely than not the fair value of the reporting unit exceeded its carrying value, including goodwill. The qualitative assessment indicated it was more likely than not the fair value of the reporting unit exceeded its carrying value, resulting in no impairment.

6.	Derivative Financial Instruments

Fair Value Hedges

The Company offers certain interest rate swap products directly to its qualified commercial banking customers. These financial instruments are not designated as hedging instruments. The interest rate swap derivative positions relate to transactions in which the Company enters into an interest rate swap with a customer, while at the same time entering into an offsetting interest rate swap with another financial institution. An interest rate swap transaction allows customers to effectively convert a variable rate loan to a fixed rate. In connection with each swap, the Company agrees to pay interest on a notional amount at a variable interest rate and receive interest from the customer on a similar notional amount at a fixed interest rate. At the same time, the Company agrees to pay another financial institution the same fixed interest rate on the same notional amount and receive the same variable interest rate on the same notional amount.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Because the Company acts as an intermediary for its customer, changes in the fair value of the underlying derivative contracts are designed to offset each other and would not significantly impact the Company’s operating results except in certain situations where there is a significant deterioration in the customer’s credit worthiness or that of the counterparties. At September 30, 2025 and December 31, 2024, no such deterioration was determined by management.

All derivatives are carried at fair value in either derivative assets or derivative liabilities in the accompanying unaudited consolidated balance sheet.

The following tables provide the outstanding notional balances and fair values of outstanding derivative positions at September 30, 2025.

	Outstanding Notional Balance	Asset Derivative Fair Value	Liability Derivative Fair Value	Pay Rate(1)	Receive Rate(1)	Remaining Term(2)
Fair value hedges:
Commercial loan pass-through interest rate swaps:
Loan customer counterparty	$111,514	$4,122	—		7.06%	3.9
Financial institution counterparty	111,514	—	4,122	7.06%		3.9
Total fair value hedges	223,028	4,122	4,122
Total derivatives	$223,028	$4,122	$4,122

(1)	Weighted average rate.

(2)	Weighted average life (in years).

The following tables provide the outstanding notional balances and fair values of outstanding derivative positions at December 31, 2024.

	Outstanding Notional Balance	Asset Derivative Fair Value	Liability Derivative Fair Value	Pay Rate(1)	Receive Rate(1)	Remaining Term(2)
Fair value hedges:
Commercial loan pass-through interest rate swaps:
Loan customer counterparty	$54,853	$424	$22		6.90%	3.6
Financial institution counterparty	54,853	22	424	6.90%		3.6
Total fair value hedges	109,706	446	446
Total derivatives	$109,706	$446	$446

(1)	Weighted average rate.

(2)	Weighted average life (in years).

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

7.	Deposits

Composition of deposits are as follows:

	September 30, 2025	December 31, 2024
Time deposits of $250,000 or more	$102,026	$173,529
Time deposits less than $250,000	120,710	214,564
Total time deposits	222,736	388,093
Non-time deposits	1,992,444	1,899,695
Total deposits	$2,215,180	$2,287,788

Time deposits scheduled maturities as of September 30, 2025 are as follows:

Year	Amount
For the three months ended December 31, 2025	$70,184
2026	136,078
2027	9,133
2028	2,069
2029	5,272
Thereafter	—
$222,736

8.	FHLB Advances and Other Credit Extensions

Federal Home Loan Bank (“FHLB”)

As of September 30, 2025 and December 31, 2024 the advances from the FHLB totaled $10,000 and $20,000, respectively. The advances are utilized to meet liquidity needs and are collateralized by a blanket lien on certain loans and FHLB stock owned.

As of September 30, 2025, the detail of advances from FHLB are as follows:

	Interest Rate	Maturity Date	Amount
FHLB Advance	4.8150%	2/27/2026	$5,000
FHLB Advance	4.7500%	1/29/2027	5,000
			$10,000

The contractual principal payments at September 30, 2025 are as follows:

Year	Amount
For the three months ended December 31, 2025	$—
2026	5,000
2027	5,000
$10,000

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

As of December 31, 2024, the Company had advances from the FHLB totaling $20,000. The detail of advances are as follows:

	Interest Rate	Maturity Date	Amount
FHLB Advance	5.3550%	1/15/2025	$5,000
FHLB Advance	5.3020%	5/30/2025	5,000
FHLB Advance	4.8150%	2/27/2026	5,000
FHLB Advance	4.7500%	1/29/2027	5,000
			$20,000

The Company had $155,900 and $224,900 in commitments associated with outstanding standby letters of credit as of September 30, 2025 and December 31, 2024, utilized for pledging of public entity deposits and other customer obligations. The Company had the availability to borrow additional funds of approximately $527,898 and $367,681 as of September 30, 2025 and December 31, 2024, respectively.

Federal Reserve Bank (“FRB”)

The FRB allows us to borrow funds through their discount window. This facility was established in January of 2024. As of September 30, 2025 and December 31, 2024, the Company maintained a secured line of credit with the FRB with an availability to borrow approximately $420,909 and $518,158, respectively. Approximately $406,791 and $573,287 of commercial and agriculture loans were pledged as collateral at September 30, 2025 and December 31, 2024, respectively. Approximately $14,117 and $29,709 of securities were pledged as collateral at September 30, 2025 and December 31, 2024, respectively. The Company had no advances under the FRB discount window outstanding as of September 30, 2025 and December 31, 2024.

Other Credit Extensions

As of September 30, 2025 and December 31, 2024, the Company maintained credit facilities with commercial banks with an availability to borrow up to an aggregate amount of approximately $47,500. There were no borrowings against these lines as of September 30, 2025 and December 31, 2024.

9.	Borrowed Funds

NexBank Revolving Line of Credit

The Company originally entered into a loan agreement with NexBank on December 23, 2019, which provided for a $20,000 revolving line of credit, or Line of Credit Agreement. The Company amended the agreement on September 16, 2020, exercising an option to extend the original maturity by 1 year, raising the line of credit from $20,000 to $35,000, and lowering the interest rate floor from 4.50% to 4.25%. The Company amended the agreement for the second time on August 20, 2021, extending the maturity date to December 21, 2026 and fixing the rate at 3.75% for the term of the loan. The Company amended the agreement for the third time on June 27, 2022, raising the line of credit from $35,000 to $45,000 with no other changes to the agreement. The entire outstanding balance and unpaid interest is payable in full on the maturity date of December 21, 2026.

The Company may prepay the principal amount of the Line of Credit without premium or penalty. The obligations of the Company under the Line of Credit Agreement are secured by a valid and perfected first priority lien on all of the issued and outstanding shares of capital stock of the Bank and all assets of the holding company.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Covenants made under the Line of Credit Agreement include, but not limited to, the Company maintaining a leverage ratio of greater than 7%, the Bank maintaining a leverage ratio of greater than 8%, the Bank’s Texas Ratio (as defined in the Line of Credit Agreement) not to exceed 40%, the Bank’s Total Capital Ratio (as defined under the Line of Credit Agreement) of not less than 11% and restrictions on the ability of the Company and its subsidiaries to incur certain additional debt. Additionally, the credit agreement prohibits the Company from entering into a merger or consolidation that results in a change of control, which would constitute and event of default under the agreement. In the event of such transaction, the outstanding balance under the line of credit as well as the related accrued but unpaid interest would be required to repaid in full prior to or concurrently with the consummation of the merger or consolidation. The Company has the ability and intent to satisfy any outstanding obligations under the line of credit agreement with a merger or similar transaction, if required.

As of September 30, 2025 and December 31, 2024, the Company was in compliance with the debt covenants as provided for under its line of credit agreement with NexBank.

As of September 30, 2025 and December 31, 2024, the Company had total advances outstanding of $45,000.

The contractual principal payments at September 30, 2025 are as follows:

Year	Amount
For the three months ended December 31, 2025	$—
2026	45,000
$45,000

10.	Income Taxes

Income tax expense was as follows for:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Federal income tax expense	$1,770	$1,647	$6,024	$4,562
State income tax expense	9	—	38	—
Income tax expense as reported	$1,779	$1,647	$6,062	$4,562
Effective tax rate	20.75%	20.37%	21.89%	20.71%

The effective tax rates differ from the statutory federal tax rate of 21% for the three and nine months ended September 30, 2025 and 2024 largely due to certain costs capitalized in 2025 vs 2024 under Treasury Regulation section 1.263(a)-5, certain tax-exempt income, and nondeductible interest expense earned on, and attributable to, certain investment securities and loans. Changes between periods were primarily driven by changes in pre-tax income.

11.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of senior non-cumulative perpetual preferred stock (“Preferred Stock”) without par value. Preferred Stock shares outstanding rank senior to common shares in dividend and liquidation preference but have no general voting rights.

As of September 30, 2025 and December 31, 2024, there were no outstanding shares of preferred stock.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

12.	Stockholders’ Equity and Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 2025 and December 31, 2024, the Bank meets all capital adequacy requirements to which it is subject.

Financial institutions are categorized as well capitalized or adequately capitalized, based on minimum total risk- based, Tier I risk-based and Tier I leverage ratios as set forth in the tables below. As shown below, the Bank’s capital ratios exceed the regulatory definition of well capitalized as of September 30, 2025 and December 31, 2024. Based upon the information in its most recently filed call report, the Bank continues to meet the capital ratios necessary to be well capitalized under the regulatory framework for prompt corrective action.

Presented in the following table are the Bank actual capital amounts and ratios compared to the Bank’s required capital amounts and ratios:

	Actual		For Capital Adequacy Purposes Basel III Fully Phased-In(1)		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2025:
Total Risk-Based Capital to Risk-Weighted Assets:	$308,220	16.0%	$202,269	10.5%	$192,638	10.0%
Tier 1 Capital to Risk-Weighted Assets:	$286,784	14.9%	$163,822	8.5%	$154,185	8.0%
Common Tier I	$286,784	14.9%	$134,912	7.0%	$125,275	6.5%
Tier 1 Capital to Adjusted Average Assets:	$286,784	11.8%	$96,886	4.0%	$121,108	5.0%

	Actual		For Capital Adequacy Purposes Basel III Fully Phased-In(1)		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2024:
Total Risk-Based Capital to Risk-Weighted Assets:	$280,828	14.2%	$207,570	10.5%	$197,685	10.0%
Tier 1 Capital to Risk-Weighted Assets:	$260,646	13.2%	$168,032	8.5%	$158,148	8.0%
Common Tier I	$260,646	13.2%	$138,380	7.0%	$128,495	6.5%
Tier 1 Capital to Adjusted Average Assets:	$260,646	10.6%	$98,755	4.0%	$123,443	5.0%

(1)	Percentages represent the minimum capital ratios plus, as applicable, the fully phased-in 2.5% CIT1 capital buffer under the Basel III Capital Rules.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Bank on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and was fully phased in on January 1, 2019. Under the Basel III rules, the Bank must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer was phased in at the rate of 0.625% per year from 0.0% in 2015 to 2.50% on January 1, 2019. The capital conservation buffer was 2.50% at September 30, 2025 and December 31, 2024.

State banking regulations place certain restrictions on Vista’s dividend payments to VBI. Dividends paid by Vista would be prohibited if the effect of the dividends would cause Vista’s capital to be reduced below applicable minimum capital requirements.

Stock Purchase Agreements

During the nine months ended September 30, 2025, 861 shares of the Company’s common stock were sold at a weighted average purchase price of $121.81 per share through stock purchase agreements. During the nine months ended September 30, 2024, 12,217 shares of the Company’s common stock were sold at a weighted average purchase price of $103.77 per share through stock purchase agreements.

13.	Commitments and Contingencies

Credit-Related Financial Instruments

In the normal course of business to meet the financing needs of its customers, the Company is a party to credit-related financial instruments with off-balance sheet risk. These instruments include commitments to extend credit, standby letters of credit and commercial letters of credit, which involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying unaudited CFS. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. Management applies the same policies in making decisions to extend credit under on- and off-balance sheet instruments.

The following off-balance sheet financial instruments, whose contract amounts represent credit risk, were outstanding (at contract amounts):

	September 30, 2025	December 31, 2024
Unfunded lines of credit	$331,483	$302,995
Commercial and standby letters of credit	148,595	121,108

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit and other revolving credit arrangements are commitments for possible future extensions of credit to existing customers. These lines of credit may be uncollateralized, may not contain a specified maturity date and may not be drawn upon to the total extent of the commitment.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Commercial and standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Substantially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers and collateral is generally held supporting those commitments, as management deems necessary.

The Company maintains an allowance for off-balance sheet credit exposures such as commitments to make loans and commercial letters of credit issued to meet customer financing needs when there is a contractual obligation to extend credit unless the commitments to extend credit are unconditionally cancellable. The allowance for off-balance sheet credit exposures is adjusted as a charge to provision for credit losses in the Company’s income statements. The estimate includes consideration of the likelihood funding will occur, and an estimate of expected credit losses on commitments expected to be funded over its estimated life, using the same methodologies as portfolio loans, and are discussed in Note 3. The allowance for credit losses for unfunded loan commitments of $365 at September 30, 2025 and December 31, 2024 is separately classified on the consolidated balance sheet within Accrued expenses and other liabilities.

The following table presents the balance and activity in the allowance for credit losses for unfunded loan commitments:

	September 30, 2025	December 31, 2024
Beginning Balance	$365	$150
Provision for unfunded commitments	—	215
Total	$365	$365

Collateral Requirements

To reduce credit risk related to the use of credit-related financial instruments, the Company might deem it necessary to obtain collateral. The amount and nature of the collateral obtained is based on management’s credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, real estate, equipment and vehicles.

Contingencies

The Company from time to time may be involved in legal actions arising from normal business activities. Management believes these actions are without merit or the ultimate liability, if any, resulting from them will not materially affect the financial position or results of operations of the Company.

Concentrations

The majority of the Company’s loan portfolio consists of loans to businesses and individuals in the state of Texas including the Dallas-Fort Worth metroplex, Austin and Lubbock markets. Loans are primarily for real estate and commercial activity. Secondary sources of repayment on certain loans include guaranties from certain U.S. government sponsored enterprises (“GSEs”). The ability of the Company’s debtors to honor their contractual obligations depends upon real estate values and activity and general agricultural economic conditions in these market areas. The Company does not have any significant concentrations of credit risk to any one customer other than GSEs. This geographic concentration subjects the loan portfolio to the general economic conditions within these areas. The risks created by this concentration have been considered by management in the determination of the adequacy of the ACL. Management believes the ACL was adequate to cover estimated losses on loans as of September 30, 2025 and December 31, 2024.

Vista’s deposits are predominantly generated in the Dallas-Fort Worth metropolitan areas; Austin, Texas; and Palm Beach, Florida. Vista’s investments are concentrated in obligations of US Treasury securities, mortgage-backed securities, collateralized mortgage obligations, Bank subordinated debt and state and municipal governments.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

The Company holds its primary liquid assets in the form of demand deposits in, and Federal funds sold to, other commercial banks and the FRB. These amounts routinely exceed FDIC insurance limits and, at times, by significant amounts. Management monitors the safety and soundness of its correspondents and does not believe these institutions present significant credit risk.

14.	Equity Compensation

In 2014, upon shareholder approval, the Company adopted the 2014 Stock Option Plan (the “Stock Plan”). The Stock Plan permits the grant of stock options for up to 100,000 shares of common stock of the Company from time to time during the term of the plan, subject to adjustment upon changes in capitalization. Under the Stock Plan, the Company may grant either incentive stock options or non-statutory stock options to eligible directors, executive officers, key employees and non-employee shareholders of the Company. Options are generally granted with an exercise price equal to the market price of the Company’s stock at the date of the grant. Option awards generally vest based on 3 to 10 years of continuous service and have 10-year contractual terms for non-controlling participants as defined by the Stock Plan. Other grant terms can vary for controlling participants as defined by the Stock Plan.

Stock based compensation expense is measured based upon the fair value of the award at the grant date and is recognized ratably over the period during which the shares are earned (the requisite service period). For the three and nine months ended September 30, 2025 and three and nine months ended September 30, 2024, approximately $32 and $102 and $35 and $75, respectively, of stock compensation expense related to the Stock Plan was recognized in the accompanying unaudited consolidated statement of income and comprehensive income. As of September 30, 2025 and 2024, there was approximately $974 and $1,121, respectively, of unrecognized compensation expense related to nonvested share-based compensation awards expected to be recognized over the remaining weighted average requisite service period of 6.57 years.

The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model.

	September 30, 2025	September 30, 2024
Dividend yield	n/a	n/a
Expected life	n/a	10 years
Expected volatility	n/a	10.37%
Risk-free interest rate	n/a	4.69%

There were no options awarded for the nine months ended September 30, 2025. As a result, no assumptions for the Black-Scholes option-pricing model are reflected in the table above for the nine months ended September 30, 2025. There were 9,901 options awarded for the nine months ended September 30, 2024.

The expected life is based on the expected amount of time options granted are expected to be outstanding. The dividend yield assumption is based on the Company’s history. The expected volatility is based on the historical volatility of the Company and publicly traded companies. The risk-free interest rates are based upon yields of U.S. Treasury issues with a term equal to the expected life of the option being valued.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

A summary of option activity under the Stock Plan for the nine months ended September 30, 2025 and 2024, is presented below:

	September 30, 2025			September 30, 2024
	Shares Underlying Options	Weighted Exercise Price	Weighted Average Contractual Term	Shares Underlying Options	Weighted Exercise Price	Weighted Average Contractual Term
Outstanding at beginning of year	132,107	$62.83	6.00 yrs	134,731	$59.29	6.28 yrs
Granted during the year	—	—		9,901	96.65
Forfeited during the year	(1,003)	46.00		(2,500)	64.40
Exercised during the year	(7,972)	47.70		(9,862)	48.28
Outstanding at end of the period	123,132	$63.80	5.54 yrs	132,270	$62.80	6.24 yrs
Options exercisable at end of the period	33,898	$49.88	2.84 yrs	41,966	$49.38	3.39 yrs
Weighted average fair value of options granted during the period		$—			$37.04

During the nine months ended September 30, 2025 and 2024, 4,671 and 5,141 shares, respectively, were withheld to cover exercise price and taxes on options exercised on a cashless basis.

The total intrinsic value of outstanding in-the-money stock options and outstanding in-the-money exercisable stock options was $11,040 and $3,511 at September 30, 2025 and $4,590 and $2,019 at September 30, 2024. The intrinsic value of stock options exercised during the nine months ended September 30, 2025 and 2024 was $843 and $485, respectively.

The following table summarizes the activity in nonvested options for the nine months ended September 30, 2025 and 2024:

Nine Months Ended September 30, 2025	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at beginning of year	90,234	$15.69
Granted during the period	—	—
Vested during the period	—	—
Forfeited during the period	(1,000)	11.93
Balance, September 30, 2025	89,234	$15.73

Nine Months Ended September 30, 2024	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at beginning of year	83,003	$12.94
Granted during the period	9,901	37.04
Vested during the period	—	—
Forfeited during the period	(2,500)	11.93
Balance, September 30, 2024	90,404	$15.67

Additionally, in November 2016, the Company adopted the Vista Bank Equity Incentive Plan to issue restricted stock to eligible directors, executive officers, key employees of the Company. Restricted stock awarded to certain key employees can vest evenly or cliff vest over a period, generally ranging from one to four years.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Included in the accompanying unaudited consolidated statement of income and comprehensive income for the three and nine months ended September 30, 2025, there was $346 and $976 of stock compensation expense, respectively. During the three and nine months ended September 30, 2024, there was $342 and $915 of stock compensation expense, respectively.

During the nine months ended September 30, 2025 and 2024, 5,294 and 5,964 shares of restricted stock were issued under the equity incentive plan in connection with employee compensation, respectively. The shares had a total estimated fair value of approximately $479 and $508, respectively.

During the nine months ended September 30, 2025 and 2024, 4,968 and 5,256 shares of restricted stock were issued under the equity incentive plan to directors in lieu of cash. The shares had a total estimated fair value of approximately $449 and $449, respectively.

During the nine months ended September 30, 2025 and 2024, 10,661 and 8,532 shares of restricted stock were issued under the equity incentive plan to settle previously accrued employee bonuses. The shares were issued in lieu of cash and had an estimated fair value of approximately $964 and $729, respectively.

As of September 30, 2025, there was $1,941 of unrecognized compensation expense related to the nonvested restricted stock.

The following table summarizes the activity in nonvested restricted stock awards for the nine months ended September 30, 2025 and 2024:

Nine Months Ended September 30, 2025	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at beginning of year	26,668	$77.20
Granted during the period	20,923	88.99
Forfeited during the period	(417)	88.83
Vested during the period	(19,614)	84.67
Balance, September 30, 2025	27,560	$86.67

Nine Months Ended September 30, 2024	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at beginning of year	19,317	$79.03
Granted during the period	19,752	85.39
Forfeited during the period	(243)	83.27
Vested during the period	(13,590)	80.50
Balance, September 30, 2024	25,236	$81.58

During the nine months ended September 30, 2025 and 2024, 2,967 and 1,865 shares of stock with no time vesting restrictions were issued under the equity incentive plan, respectively, to settle previously accrued employee bonuses. The shares were issued in lieu of cash and had an estimated fair value of approximately $292 and $176, respectively.

No shares without time vesting restrictions were issued under the equity incentive plan to directors to settle previously accrued board fees during the nine months ended September 30, 2025. During the nine months ended September 30, 2024, 4,347 shares of stock with no time vesting restrictions were issued under the equity incentive plan to directors to settle previously accrued board fees. The shares were issued in lieu of cash and had an estimated fair value of approximately $391.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

Warrants

A summary of warrant activity as of September 30, 2025 and 2024, and changes during the nine months then ended is presented below:

	September 30, 2025			September 30, 2024
	Shares Underlying Warrants	Weighted Exercise Price	Weighted Average Contractual Term	Shares Underlying Warrants	Weighted Exercise Price	Weighted Average Contractual Term
Outstanding at beginning of year	22,618	$110.53	3.38 yrs	22,618	$110.53	4.38 yrs
Granted during the year	—	—	—	—	—	—
Forfeited during the year	—	—	—	—	—	—
Exercised during the year	—	—	—	—	—	—
Outstanding at the end of the period	22,618	$110.53	2.63 yrs	22,618	$110.53	3.63 yrs
Warrants exercisable at end of period	22,618	$110.53	2.63 yrs	22,618	$110.53	3.63 yrs
Weighted average fair value of warrants granted during the period		$—			$—

The total intrinsic value of outstanding in-the-money warrants and outstanding in-the-money exercisable warrants was $971 at September 30, 2025. There were no in-the-money warrants outstanding or in-the money warrants exercisable at September 30, 2024.

15.	Fair Value Measurements

Fair Value

GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

GAAP requires the use of valuation techniques consistent with the market approach, the income approach and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement costs). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, the authoritative guidance establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs	—	Unadjusted quoted prices in active markets for identical assets or liabilities the reporting entity has the ability to access at the measurement date.

Level 2 Inputs	—	Inputs other than quoted prices included in Level 1 that are observable for the asset and liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (for example, interest rates, volatilities, prepayment speeds, loss severities, credit risks and default rates) or inputs that are derived principally from or corroborated by observable market data by correlation or other means. Level 2 investments consist primarily of obligations of U.S. government sponsored enterprises and agencies, obligations of state and municipal subdivisions, corporate bonds and mortgage backed securities.

Level 3 Inputs	—	Significant unobservable inputs that reflect an entity’s own assumptions that market participants would use in pricing the assets or liabilities.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market- based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

AFS debt securities are assets measured and reported at fair value on a recurring basis in the accompanying unaudited financial statements and their values are based on level 2 valuation inputs under the fair value hierarchy. Derivative financial instruments which consist of asset and liability interest rate derivative positions are carried at fair value obtained from a pricing service that provides the swaps’ unwind value using Level 2 inputs.

Certain financial assets and liabilities are measured at fair value on a non-recurring basis, that is, the instruments are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

Collateral dependent loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. The fair value of individually evaluated collateral dependent loans is generally based on the fair value of collateral, less costs to sell. The fair value of real estate collateral is determined using recent real estate appraisals for residential and commercial properties. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Non-real estate or business asset collateral may be valued using an appraisal, net book value per the borrower’s financial statements or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation and management’s expertise and knowledge of the client and client’s business. Collateral values are estimated using Level 3 inputs based on the discounting of the collateral measured by appraisals.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

At September 30, 2025, collateral dependent loans with carrying values of approximately $36,864 were reduced by specific valuation allowances totaling approximately $666 resulting in a net fair value of $36,198 based on Level 3 inputs. At December 31, 2024, collateral dependent loans with carrying values of approximately $17,206 were reduced by specific valuation allowances totaling approximately $1,857 resulting in a net fair value of $15,348, based on Level 3 inputs.

Non-financial assets measured at fair value on a nonrecurring basis during the years ended September 30, 2025 and December 31, 2024, include certain properties and included in foreclosed assets which, upon initial recognition, were remeasured and reported at fair value through a charge-off to the allowance for credit losses and certain properties included in foreclosed assets which, subsequent to their initial recognition, were remeasured at fair value through a write-down included in current earnings. The fair value of foreclosed assets is estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria. At September 30, 2025 and December 31, 2024, there were no foreclosed assets that required material write-downs to fair value upon or subsequent to their initial recognition.

16.	Branch Activity

In December of 2024, we entered into a multi-branch purchase and assumption agreement whereby we agreed to sell seven rural West Texas branches including Abernathy, Hale Center, Haskell, Idalou, Petersburg, Plainview and Ralls to First United Bank including the real estate and buildings, furniture and equipment and generally all the branches’ loans and deposits.

Immediately prior to the consummation of the sale on February 28, 2025, the branches reported total loans of $118,865, fixed assets and prepaids of $3,306 and deposits of $369,974. The Company received a premium on deposits sold of approximately 4.0%. For the nine months ended September 30, 2025, we recognized a gain of $13,612 on the sale, included in noninterest income, and incurred $814 in transaction-related expenses, included in other noninterest expense. The gain on sale includes the reduction of goodwill in the amount of $513 discussed in Note 5 — Goodwill and $205 of the acceleration and full amortization of CDI associated with deposits sold, discussed in Note 4 — Intangible Assets.

17.	Merger Activity

On September 15, 2025, the Company entered into an Agreement and Plan of Merger with National Bank Holdings Corporation, a Delaware corporation, for an acquisition of all of the outstanding stock of the Company. The merger is subject to the approval of Vista Bancshares Inc.’s shareholders, applicable regulatory approvals and other customary closing conditions. The merger is anticipated to close in early 2026. During the three and nine months ended September 30, 2025 the Company incurred $1.0 million in transaction related expenses, included in other noninterest expense.